UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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STORAGE COMPUTER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STORAGE COMPUTER CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2003

To our Stockholders:

The 2003 annual meeting of the stockholders of Storage Computer Corporation will be held at the offices of the Company at 11 Riverside Drive, Nashua, New Hampshire 03062 (Route 3, Exit 5) on Wednesday July 9, 2003, beginning at 9:00 a.m. local time. At the meeting, the holders of common stock of the Company will act on the following matters:

1.	Election of five directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for 2003; and

3.	Any other matters that properly come before the meeting.

All holders of record of the Company’s common stock (AMEX:SOS) at the close of business on June 10, 2003 are entitled to receive notice of and to vote at the annual meeting of stockholders and any postponements or adjournments of the meeting.

By order of the Board of Directors,

PAUL J. AYOUB

Secretary

June 13, 2003

Nashua, New Hampshire

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

STORAGE COMPUTER CORPORATION

11 Riverside Street

Nashua, New Hampshire 03062

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of the Company of proxies for the annual meeting of stockholders of Storage Computer Corporation to be held on Wednesday July 9, 2003 at 9:00 a.m. local time at the offices of the Company, 11 Riverside Drive, Nashua, New Hampshire, and at any postponements or adjournments thereof.

The Company is mailing this proxy statement, the accompanying proxy card and the Company’s 2002 Annual Report on or about June 13, 2003 to the holders of record of the Company’s outstanding shares of common stock on June 10, 2003. The Board of Directors of the Company is soliciting the accompanying proxy for use at the annual meeting. The Company will bear the cost of solicitation of proxies. Directors, officers and employees may assist in the solicitation of proxies, in person or otherwise, without additional compensation.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of directors and ratification of the appointment of the Company’s independent auditors. In addition, management will report on the performance of the Company during fiscal year 2002 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on June 10, 2003, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each share of common stock is entitled to one vote on all matters presented at the annual meeting.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Company’s common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 36,551,438 shares of the Company’s common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 18,275,720 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct in the proxy card. If you are a registered stockholder and attend the meeting, you may either vote or deliver your completed proxy card in person at the meeting. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each proposal to be voted upon in this proxy statement. In summary, the Board recommends you vote: for election of the nominated slate of directors (see page 6) and for ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2003 (see page 15).

W hat vote is required to approve each proposal?

Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. If no instructions are indicated on your proxy card, the shares represented by your proxy will be voted “FOR” the election of the nominees for director listed in this proxy statement.

Other Items.    For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who beneficially owns more than five percent of the Company’s stock?

The following table lists certain information regarding the beneficial ownership of the Company’s common stock, par value $0.001 per share as of June 10, 2003 by those persons known to the Company to be beneficial owners of more than five percent of the outstanding shares of common stock.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent
Theodore J. Goodlander c/o Storage Computer Corporation 11 Riverside Street Nashua, New Hampshire 03062	12,763,906	(1)	34.01%

Jeanne McCready, Trustee c/o Storage Computer Corporation 11 Riverside Street Nashua, New Hampshire 03062	2,728,380	(2)	7.46%

(1)	Includes 8,724,240 shares of common stock beneficially owned by Mr. Goodlander and 1,268,201 shares of common stock beneficially owned by Kristiania Corp., a corporation controlled by Mr. Goodlander, acquired upon conversion of all of the remaining outstanding shares of the Company’s Series A and Series C convertible preferred stock into shares of common stock in January 2003. Excludes 2,678,336 shares gifted to third parties by Mr. Goodlander in 2003. Also includes 787,856 shares of common stock issuable upon the exercise of a warrant held by Mr. Goodlander to purchase 787,856 shares of common stock at $21.03 per share and shares issuable pursuant to the exercise of a warrant held by Kristiania Corp. to purchase 186,989 shares of common stock at $10.58 per share. Does not include 3,567,947 shares of common stock held by the Goodlander children’s trusts established for the exclusive benefit of Mr. Goodlander’s children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership.
(2)	Jeanne McCready is the Trustee of three separate trusts established for each of the following of Mr. Goodlander’s minor children: Christine Marian Goodlander, Margaret Vivian Goodlander and John Samuel Goodlander.

How much stock do the Company’s directors and executive officers own?

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by its directors and executive officers and the directors and executive officers as a group. Except as otherwise indicated, all information is as of June 10, 2003.

	Shares of Common Stock Beneficially Owned
Directors and Officers	Number of Shares		Percent
Theodore J. Goodlander President, Chief Executive Officer and Chairman of the Board of Directors	12,763,906	(1)	34.01%

Steven Chen Director	17,200	(2)	*

Edward A. Gardner Director	237,200	(3)	*

Peter N. Hood Chief Financial Officer	244,314	(4)	*

Roger E. Gauld, Director (Chairman Audit Committee)	30,500	(5)	*

Thomas A. Wooters Director	11,528	(6)	*

All directors and executive officers as a group (6 persons)	13,304,648	(7)	34.97%

*	less than 1%.
(1)	Includes 8,724,240 shares of common stock beneficially owned by Mr. Goodlander and 1,268,201 shares of common stock beneficially owned by Kristiania Corp., a corporation controlled by Mr. Goodlander, acquired upon conversion of all of the remaining outstanding shares of the Company’s Series A and Series C convertible preferred stock into shares of common stock in January 2003. Excludes 2,678,336 shares gifted to third parties by Mr. Goodlander in 2003. Also includes 787,856 shares of common stock issuable upon the exercise of a warrant held by Mr. Goodlander to purchase 787,856 shares of common stock at $21.03 per share and shares issuable pursuant to the exercise of a warrant held by Kristiania Corp. to purchase 186,989 shares of common stock at $10.58 per share. Does not include 3,567,947 shares of common stock held by the Goodlander children’s trusts established for the exclusive benefit of Mr. Goodlander’s children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership.
(2)	Includes 17,200 shares of common stock issuable upon the exercise of options granted under the Company’s 1994 Amended and Restated Stock Incentive Plan that are exercisable or will become exercisable within sixty days.
(3)	Includes 230,000 shares of common stock issuable upon the exercise of options pursuant to the Company’s 1994 and 1999 Amended and Restated Stock Incentive Plans that are exercisable or will become exercisable within sixty days.
(4)	Includes 75,000 shares of common stock issuable upon the exercise of options pursuant to the Company’s 1994 and 1999 Amended and Restated Stock Incentive Plans that are exercisable or will become exercisable within sixty days.
(5)	Includes 22,500 shares of common stock issuable upon the exercise of options pursuant to the Company’s 1994 and 1999 Amended and Restated Stock Incentive Plans that are exercisable or will become exercisable within sixty days.
(6)	Includes 7,500 shares of common stock issuable upon the exercise of options pursuant to the Company’s 1999 Stock Incentive Plan that are exercisable or will become exercisable within sixty days.
(7)	See footnotes (1) through (6) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and the American Stock Exchange certain reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied in 2002, except that Steven Chen did not timely file a Form 4 to report the exercise on June 4, 2002 of 12,800 options to purchase 12,800 shares of the Company’s common stock and the sale of those shares on the same date and Mr. Chen, Roger Gauld, Thomas Wooters and Peter Hood did not timely file a Form 5 to report the repricing on July 19, 2002 of their options to purchase common stock.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated the following persons for election as directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until such director’s earlier resignation, death or removal: Steve S. Chen, Edward A. Gardner, Roger E. Gauld, Theodore J. Goodlander, and Thomas A. Wooters. The proxies solicited by the Board of Directors will be voted in favor of the five nominees named below, unless you mark “WITHHOLD AUTHORITY” on the proxy card. All of the nominees are currently members of the Board. There are no family relationships between any directors or executive officers of the Company. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

The directors standing for election are:

THEODORE J. GOODLANDER

Director since August 1991

Mr. Goodlander, 59, founded the Company and has been Chairman of the Board of Directors and Chief Executive Officer since the Company’s inception. Mr. Goodlander served as the Company’s President from its inception until May 8, 2000 and, in August 2002 he reassumed the office of President. Mr. Goodlander served as President of Cab-Tek, Inc., a computer accessories manufacturing company, from 1981 to 1991. From 1978 to 1981, he was a private investor, and from 1968 to 1978 Mr. Goodlander held various management positions at Wang Laboratories, Inc., including Vice President International and Far East Marketing Manager. Mr. Goodlander attended Syracuse University and is a graduate of the Program for Management Development at Harvard Business School.

STEVEN CHEN

Director since May 1996

Mr. Chen, 57, has been the Chairman and Chief Executive Officer of Tonbu, Inc. since 1999. During 1996 and 1997, Mr. Chen was the Executive Vice President and Chief Technology Officer of Sequent Computer Systems, Inc. Prior to 1996, Mr. Chen was the founder and Senior Vice President of Chen Systems, Inc., a high performance computer server manufacturer, which was acquired by Sequent Computer Systems, Inc. in 1996. Prior to that, Mr. Chen founded Supercomputing Systems, Inc., with partial funding from IBM. He had previously been Senior Vice President of Cray Research, with responsibility for development of the Cray XMP and YMP Supercomputers.

EDWARD A. GARDNER

Director since May 2000

Mr. Gardner, 56, served as the Company’s President from May 8, 2000 until his resignation in August 2002, when he returned to serve as President of Winnipesaukee Flagship Corporation, a company that owns and operates scenic cruises in the lakes region of New Hampshire. Mr. Gardner also was the Chief Executive Officer of Hampshire Hospitality Holdings, Inc. from 1992 to 2000. From 1983 to 1992, Mr. Gardner held various positions, including president, of a national industrial gas and welding supply company. Previously, he served as controller for Fidelity Management and Research Company and was a certified public accountant while at the accounting firm of Deloitte and Touche (formerly Haskins and Sells).

ROGER E. GAULD

Director since May 2000

Mr. Gauld, 56, has been a director and Chief Financial Officer of Hampshire Holdings, Inc. since 1995. Mr. Gauld was previously co-founder and Chief Financial Officer of several manufacturing and distribution firms. From 1993 to 1995, he was Chief Financial Officer of Phoenix Custom Molders, Inc. Earlier, he was founder and President of The Phoenix Consulting Group, Inc., which specialized in financial planning and controls, risk management, data processing, mergers and acquisitions. In addition, he is a certified public accountant, served as an audit manager with Ernst & Young (formerly Arthur Young) and was an officer in the U.S. Army for four years.

THOMAS A. WOOTERS

Director since July 2001

Mr. Wooters, 62, has practiced law with the firm of Sullivan & Worcester LLP in Boston, MA since June 1999. Prior to that, he was with the firm of Peabody & Arnold LLP in Boston, MA for more than five years. He has practiced law for more than 35 years, representing public and private companies and investors in such companies in a range of businesses including software, computer subsystems, biotechnology, communications and leading edge metallurgy.

Who are the other executive officers of the Company?

Peter N. Hood, 62, has been the Company’s Chief Financial Officer since May 16, 2000. Mr. Hood was previously owner and Chief Executive Officer of Phoenix Custom Molders, Inc., a custom manufacturer of plastic parts from 1993 to 2000. He was also co-founder and Vice President of Phoenix Distributors, Inc., a business involved in consolidating independent distributors of industrial, gas and welding supplies from 1985 to 1993. From 1965 to 1985, he was with the accounting firm of Ernst & Young, becoming a partner in 1976.

How are the directors compensated?

Prior to the second quarter of 2003, members of the Board of Directors did not receive any cash compensation for their service on the Board of Directors. In May 2003 in recognition of the increasing demands on the members of the Board of Directors, the Board of Directors approved the payment of director’s fees of $2,000 per quarter beginning in the second quarter of 2003 and an additional $2,000 per quarter to Mr. Gauld, Chairman of the Audit Committee, and to Mr. Gardner for his continuing efforts in the oversight of the Company’s enforcement of its intellectual property rights. Directors are also entitled to reimbursement of expenses related to attending Board of Directors meetings. Directors who are employees of the Company are not paid any additional compensation for serving as directors.

In addition, in recognition for their extraordinary efforts in connection with their prior service as members of the Board of Directors, including Mr. Gauld’s service as Chairman of the Audit Committee and Mr. Gardner’s service providing oversight to the Company’s intellectual property litigation, in May 2003 the Board of Director’s voted to forgive all amounts outstanding and payable by Messrs. Gauld and Gardner under certain promissory notes aggregating $84,095, including accrued interest.

Are there certain relationships and related transactions among the Company and its Executive Officers or the Board of Directors?

Kristiania Corp.    The Company currently leases from Kristiania Corp. (an affiliated entity owned by Mr. Goodlander and Mr. Goodlander’s children), as a tenant under a non-cancelable, five year, triple-net lease that was entered into as of December 1, 2000, a 35,000 square foot facility that is occupied by its light manufacturing, research and development and office operations in Nashua, New Hampshire. The lease provides for monthly rental payments of $25,000 commencing in January 2001, which lease payments are increased annually based upon changes in the consumer price index. The Company paid annual rentals of $304,655, $300,000 and $226,400 in 2002, 2001 and 2000, respectively.

Related Party Debt.    Since the inception of the Company, Mr. Goodlander has made cash loans to the Company. The aggregate amount owing to Mr. Goodlander at the end of fiscal years 2002, 2001 and 2000 was $487,899, $810,000 and $810,000, respectively. The debt is unsecured, and $387,899 bears interest at prime plus 1% and $100,000 bears interest at 6% and is convertible into common stock of the Company at $4.00 per share.

In 2001, the Board of Director’s approved a temporary advance to Mr. Goodlander, the Chief Executive Officer of the Company, of up to $1,750,000 with interest at prime plus 1%. The advance and accrued interest of $1,314,620 was outstanding on at December 31, 2001. In January 2002, the advance was repaid in full by a $1,000,000 cash payment with the remaining balance being offset against the outstanding loans due to Mr. Goodlander from the Company as described above.

John Thonet resigned his position as a director of the Company on April 30, 2003. At the time of his resignation, the Company owed Mr. Thonet a balance of $177,101 plus accrued and unpaid interest on a note payable representing the balance of sums advanced by him to CyberStorage Systems that was acquired by the Company in 2000, and Mr. Thonet was due $156,333 in accrued and unpaid salary by CyberStorage Systems. The Company also had a demand note receivable due from Mr. Thonet of $44,729 plus accrued interest. On April 30, 2003, the Company and Mr. Thonet agreed to offset the note receivable and accrued interest against the note payable and accrued interest and Mr. Thonet agreed to accept a cash payment of $40,000 in exchange for cancellation by him of the balance of the note payable. In addition, Mr. Thonet gave up any and all claims to accrued and unpaid salary and any other amounts due to him as of that date in exchange for the extension of period for exercise of his vested stock options to purchase 62,500 shares of common stock until May 1, 2004.

Stock Purchase Loans.    In August 2001, the Company’s Board of Directors approved the issuance of advances secured by demand notes receivable with interest at prime plus 1% to Messrs. Gauld, Gardner, Thonet and Hood, for the purpose of purchasing the Company’s common stock in the public market with no single director or executive officer having more than $50,000 outstanding. Mr. Thonet’s note was settled as described in the immediately preceding paragraph. In May 2003, Messrs. Gauld and Gardner’s notes were forgiven as described above under the caption “How are the directors compensated.” Mr. Hood’s note was repaid in May 2003.

How often did the Board of Directors meet during fiscal year 2002?

The Board met seven times during 2002. Each director attended at least an aggregate of 75% of the meetings of the Board of Directors and Committees on which he served, except for Mr. Chen, who due to scheduling conflicts attended less than 75% of such meetings.

What committees has the Board of Directors established?

The Board of Directors has standing Audit and Compensation Committees.

Audit Committee.    The Audit Committee of the Board of Directors oversees the accounting and financial reporting processes of the Company and reviews the results and scope of the audit and other services provided by the Company’s independent auditors. The Audit Committee met twice during 2002. The current members of the Audit Committee are Roger E. Gauld (chairman of the Audit Committee), Steven Chen and Thomas A. Wooters.

Compensation Committee.    The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company and administers the Company’s stock option plans and deferred compensation plan. The Compensation Committee met once during 2002. The current members of the Compensation Committee are Theodore J. Goodlander, Edward A. Gardner and Thomas A. Wooters.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee of the Board of Directors consists of three directors, each of whom is independent as defined by Section 121(A) of the American Stock Exchange’s listing standards. The Audit Committee operates under a written charter that was approved by the full Board on June 9, 2000, and amended by the full Board on August 7, 2000 and May 15, 2003. The Audit Committee charter, as currently in effect, is attached to this proxy statement as Exhibit A. As set forth in more detail in the charter, the Audit Committee’s primary responsibilities fall into three broad categories:

•	first, the Committee oversees that management has maintained the reliability and integrity of the accounting policies and financial reporting disclosure practices of the corporation;

•	second, the Committee oversees that management has established and maintained processes to assure that an adequate system of internal control is functioning with the Corporation.; and

•	third, the Committee oversees that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met two times during fiscal 2002.

In overseeing the preparation of the Company’s financial statements, members of the Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting and disclosure issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Company’s outside auditors, the Committee, among other things, discussed with BDO Seidman, LLP matters relating to the auditors independence, and has received the written disclosures and a letter from BDO Seidman, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. In addition, the Committee recommended to the Board of Directors the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2003.

Members of the Audit Committee

Roger E. Gauld, CPA, Chairman of the Audit Committee (Independent)

Steven Chen (Independent)

Thomas A. Wooters, Esq. (Independent)

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or accrued by the Company for services rendered to the Company by its Chief Executive Officer and Chief Financial Officer (the only other executive officer in fiscal year 2002 whose total salary and bonus exceeded $100,000) for the fiscal years 2000, 2001 and 2002:

		Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year (1)	Salary $			Bonus $		Awards Securities Underlying Stock Options (#)		All Other Compensation ($)(2)
Theodore J. Goodlander, Chief Executive Officer and President (President as of August 28, 2002)	2002 2001 2000	$ $ $	131,260 200,000 75,000		— — —		— — —		— — —

Peter N. Hood, Chief Financial Officer (as of May 8, 2000)	2002 2001 2000	$ $ $	130,000 130,000 62,500	(3) (4)	$8,270 — —	(3)	— 100,000	(5)	— — —

(1)	The Company’s fiscal year ends on the last day of December.
(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the fiscal year ended December 31, 2002.
(3)	The bonus amount in 2002 was accrued in connection with Mr. Hood’s participation in the Company’s 2002 Short-Term Deferred Compensation Plan under which salary of $29,792 and bonus of $8,270 were accrued and deferred at December 31, 2002. Under the terms of the plan, such deferred amounts may be paid in cash or 165,479 shares of the Company’s common stock, at Mr. Hood’s election.
(4)	The amount of compensation shown reflects a partial year in 2000.
(5)	As of May 8, 2000, Mr. Hood was granted options to purchase 30,000 shares of the Company’s common stock at $6.625 per share. Additionally, Mr. Hood was granted 70,000 options to purchase shares at $4.00 per share in December 2000. Mr. Hood’s options were repriced to $1.37 per share in July 2002.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

	Number Of Securities Underlying Unexercised Options At Year-End(1)		Value Of Unexercised In-The-Money Options At Year-End(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore J. Goodlander	0	0	0	0
Peter N. Hood(3)	50,000	50,000	0	0

(1)	No options were exercised during the year ended December 31, 2002 by the Named Executive Officers.
(2)	Based on the difference between closing price of the underlying shares of common stock on December 31, 2002 as reported by the American Stock Exchange ($0.23) and various option exercise prices.
(3)	Mr. Hood was granted 30,000 options to purchase shares of the Company’s common stock in May 2000, exercisable at $6.625 per share and was granted 70,000 options to purchase shares of the Company’s common stock in December 2000, exercisable at $4.00 per share. Mr. Hood’s options were repriced to $1.37 per share in July 2002.

10-Year Option / SAR Repricings

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment (Months)
Peter N. Hood, Chief Financial Officer, (as of May 8, 2000)	July 19, 2002 July 19, 2002	30,000 70,000	$1.37 $1.37	$6.625 $ 4.00	$1.37 $1.37	94 101

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
Equity compensation plans approved by security holders:
1994 Amended and Restated Stock Incentive Plan (2)	1,486,510	$2.26	327,193
1999 Stock Incentive Plan	995,200	$1.32	0

Equity compensation plans not approved by security holders:
2000 Stock Option Plan (3)	19,000	$0.05	0
2002 Amended and Restated Short-Term Deferred Compensation Plan (4)	2,123,107	$0.23	0

(1)	Information is as of the most recently completed fiscal year ended December 31, 2002.
(2)	The 1994 Amended and Restated Stock Incentive Plan is intended to promote the long-term interests of the Company by providing directors, officers, other employees and consultants of the Company with an additional incentive arising from capital stock ownership to promote the financial success of, and to provide future services to, the Company. Options granted under this plan are for a ten-year term, granted at the fair market value on the date of grant and vest over a four-year period.
(3)	The 2002 Stock Option Plan was adopted to replace certain options that were outstanding to employees and consultants of CyberStorage Systems Corporation, acquired by the Company in September 2000. No further options will be granted under this plan. Options granted under this plan have a five-year term, are granted at the fair market value on the date of grant and vest over a four-year period.
(4)	The Amended and Restated Short-Term Deferred Compensation Plan was entered into as of July 15, 2002. Under this plan, participants had the option of electing to defer a portion of their compensation until January 15, 2002. Between January 15, 2003 and December 31, 2003, participants may elect to receive their deferred compensation in either cash or shares of the Company’s common stock at $0.23 per share.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Goodlander, Gardner and Wooters. Mr. Goodlander is the Chief Executive Office of the Company. Mr. Gardner was formerly an officer of the Company, serving as its President from May 8, 2000 until August 28, 2002. See “Are there certain relationships and related transactions among the Company and its Executive Officers or the Board of Directors?” on page 7 for a discussion of certain related transactions among Mr. Goodlander and Mr. Gardner and the Company.

Report of the Compensation Committee

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Compensation Committee determines the compensation of the executive officers of the Company and sets policies for and reviews the compensation awarded to the other officers of the Company. This is designed to ensure consistency throughout the officer compensation programs. In reviewing the individual performances of the executive officers (other than the Chief Executive Officer and President) the Compensation Committee takes into account the views of the Chief Executive Officer and the President. In fiscal year 2002, the Compensation Committee determined the base salary for executive officers, other than for the Chief Executive Officer and the President, based largely on recommendations by the Company’s Chief Executive Officer and President.

During the fiscal year ended December 31, 2002, the Compensation Committee of the Board of Directors was responsible for establishing and administering the compensation policies that govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors, officers and employees.

The Company’s compensation program for executive officers consists of two key elements:

•	A base salary; and

•	periodic grants of stock options.

Base Salary.    Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability, taking into account the position involved and the level of the executive’s experience. In addition, consideration is given to other factors, including an officer’s contribution to the Company as a whole.

Annual Bonus Compensation.    Over the past five years, the Company has generally not awarded cash bonuses to its executive officers. In connection with Mr. Hood’s participation in the Company’s 2002 Short-Term Deferred Compensation Plan a bonus of $8,270 was accrued and deferred at December 31, 2002.

Long Term Incentives.    Currently, stock options are the Company’s primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who currently serve as middle and upper level managers, including the executive officers named in the Summary Compensation Table. The size of awards has historically been based on position, responsibilities, and individual performance. During 2002, the Company made awards to middle and upper level managers in an effort to retain key personnel during difficult economic times.

The Compensation Committee is aware that the Company’s grants of stock options are less frequent and smaller in size than the grants of many comparable companies, although the Committee believes that the overall mix of compensation components has been adequate.

The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. From time to time the Company has also granted stock options to executives and key employees to keep the management focused on the stockholders’ interests. The Compensation Committee believes that the Company’s past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution has maintained and increased the Company’s profitability.

Chief Executive Officer Compensation.    After consideration and comparisons of other industry executives, the Compensation Committee continued the annual salary level of the Company’s Chief Executive Officer, Mr. Goodlander, at $200,000. However, during the six month period ended January 15, 2003, Mr. Goodlander voluntarily reduced his salary by 75%. In fiscal year 2002, there were no increases in executive compensation.

Repricing of Stock Options.    On July 19, 2002, upon the recommendation of the Compensation Committee, the Company’s Board of Directors authorized the repricing of all stock options, including those of the chief financial officer, to purchase shares of common stock from exercise prices ranging between $1.44 and $12.17 per share to an exercise price of $1.37 per share, which represented the fair market value of our common stock on the date of the repricing. The Compensation Committee concluded that, in light of the recent downturn in the market value of our common stock, repricing would be appropriate to maintain the incentive for our reduced staff.

The Compensation Committee expects to review annually the annual and long-term compensation of all the Company’s executives and employees to assure that all of the Company’s executives and employees continue to be properly motivated to serve the interests of the Company’s stockholders.

The Compensation Committee

Theodore J. Goodlander

Edward A. Gardner

Thomas A. Wooters

COMPARISON OF FIVE YEAR CUMULATIVE RETURN STOCK PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG STORAGE COMPUTER CORPORATION, THE S&P 500 INDEX

AND A PEER GROUP

* $100 INVESTED ON 12/31/97 IN STOCK OR INDEX

INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING DECEMBER 31.

This graph assumes that the value of investment in the Company’s common stock and each index to be $100 on December 31, 1997 and that any and all dividends were reinvested. This graph compares the Company’s cumulative total return with the S&P 500 Stock Index (a performance indicator of the overall stock market) and a peer group. The Company’s peer group consists of Auspex Systems, Ciprico, Dot Hill Systems and MTI Tech. These companies are viewed as similar in size to the Company and represent its competitors in certain geographic areas and markets.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed BDO Seidman, LLP as independent auditors of the Company for the 2003 fiscal year, subject to ratification of such appointment by the stockholders. BDO Seidman, LLP was the Company’s auditor for the years ended December 31, 2000, 2001 and 2002. Services provided to the Company by BDO Seidman, LLP in fiscal year 2002 included the examination of the Company’s consolidated financial statements, reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to BDO Seidman, LLP

BDO Seidman, LLP charged $147,218 for its services in the 2002 fiscal year. All of the audit work on the Company’s financial statements for the fiscal year 2002 was done by BDO Seidman, LLP.

Audit Fees

The Company paid $127,155 of fees for the annual audit and review of quarterly financial statements.

All Other Fees

The Company paid an aggregate of $20,063 for all services other than the services described above, consisting of fees for assistance with corporate income tax matters ($2,200), review of other SEC filings ($11,150) and out-of-pocket expenses ($6,713).

The Company did not retain the independent auditors for any other services than those disclosed above, including any consultative services such as financial systems design and did not pay any fees other than those disclosed above. As such, the audit committee has considered, and believes that the payments of the fees described above, were in the ordinary course of business and are compatible with maintaining BDO Seidman, LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2 TO RATIFY THE CHOICE OF BDO SEIDMAN, LLP, AS THE COMPANY’S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the Company’s 2004 annual meeting of stockholders must be received at the executive offices of the Company not later than February 13, 2004 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, other than proposals to be considered for inclusion in the Company’s proxy statement described above, that the Company receives after February 13, 2004.

OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the annual meeting, in their best judgment.

Exhibit A

STORAGE COMPUTER CORPORATION

AUDIT COMMITTEE CHARTER

As Amended through May 13, 2003

I.	Purpose

The Audit committee has been established by the Board of Directors of the Corporation (the “Board”) for the purpose of overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

II.	Composition

The Audit Committee shall be comprised of at least three members of the Board who meet the independence, education and experience requirements of the Securities Exchange Act of 1934 and the American Stock Exchange (or such other exchange or automated quotation system on which the Corporation’s common stock is listed or otherwise quoted), as in effect from time to time.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.	Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson shall meet with the independent auditors and management quarterly to review the Corporation’s financial information consistent with the provisions of this Charter.

Except as the Board may otherwise determine or as otherwise set forth in this Charter, the Audit Committee shall make its own rules for the conduct of its business, but unless otherwise permitted by the Board, its business shall be conducted as nearly as may be in the same manner as the By-laws of the Corporation provide for the conduct of business by the Board.

IV.	Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

(1)	Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

(2)	Review with management and the independent auditors the Corporation’s annual financial statements, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”), prior to filing with the Securities and Exchange Commission.

(3)	Review with management and the independent auditors the Corporation’s quarterly reports on Form 10-Q prior to filing or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

(4)	The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Corporation (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and each such independent firm shall report directly to the Audit Committee. These accountants shall be ultimately accountable to the Board and the Audit Committee as representatives of the stockholders.

(5)	Oversee independence of the independent auditors by:

•	Receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1’)

•	Reviewing, and actively discussing with the Board, if necessary, and the auditors on a periodic basis (and at least annually), any disclosed relationships or services between the auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditors; and

•	Take any action necessary or appropriate to satisfy itself of the auditor’s independence.

(6)	The Audit Committee (or one or more designated members thereof) shall pre-approve all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the accountant) provided to the Corporation by the independent accountant.

(7)	The Audit Committee shall review the Corporation’s financial statements to be filed with the Securities and Exchange Commission and the results of any independent audit thereof, including the adequacy and integrity of internal controls and financial accounting policies. The Audit Committee shall review management’s assessment of the effectiveness of the internal control structure and procedures of the Corporation for financial reporting and the auditor’s attestation and report on the assessment made by management. The Audit Committee shall review and discuss the Corporation’s annual audited financial statements with management and shall recommend to the Board of Directors whether these financial statements should be included in the Corporation’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

(8)	Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.

(9)	Establish regular systems of reporting to the Audit Committee by both management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

(10)	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

(11)	Review and approve all related-party transactions to the extent required by state or federal law and/or the American Stock Exchange (or such other exchange or automated quotation system on which the Corporation’s common stock is listed or otherwise quoted).

(12)	The Audit Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls, or auditing matters, and

•	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(13)	The Audit Committee shall have the authority to engage, and to determine appropriate compensation for, independent counsel and other advisers, as it determines necessary to carry out its duties. The Corporation shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation (i) to any public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation and (ii) to any advisors employed by the Audit Committee as provided in this Charter. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

(14)	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

(15)	Report through its Chairperson to the Board following meetings of the Audit Committee.

(16)	Maintain minutes or other records of meetings and activities of the Audit Committee.

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STORAGE COMPUTER CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2003

To our Shareholders:

        The 2003 Annual Meeting of Stockholders of Storage Computer Corporation will be held at the offices of the Company at 11 Riverside Street, Nashua, New Hampshire 03062 (Route 3, Exit 5W) on Wednesday, July 9, 2003 beginning at 9:00 a.m. local time. At the meeting, the holders of Common Stock of the Company will act on the matters stated on the reverse side.

        The undersigned hereby appoints Theodore J. Goodlander and Paul J. Ayoub, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Storage Computer Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournment or postponement thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STORAGE COMPUTER CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

STORAGE COMPUTER CORPORATION 11 RIVERSIDE STREET NASHUA, NH 03062

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Storage Computer Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                            STRG01                     KEEP THIS PORTION FOR YOUR RECORDS.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STORAGE COMPUTER CORPORATION

1.    Election of five directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: 01) Theodore J. Goodlander, 02) Steven Chen, 03) Edward A. Gardner; 04) Roger E. Gauld and 05) Thomas A. Wooters.

			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
			☐	☐	☐

Vote On Proposal
						For	Against	Abstain
2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for 2003:						☐	☐	☐
3. Any other matters that properly come before the meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date			Signature (Joint Owners)		Date